Exhibit 99.1

nLIGHT, Inc. Announces Fourth Quarter and Full Year 2022 Results
Revenues of $242.1 million for the full year 2022
Revenues of $56.7 million for the fourth quarter of 2022

CAMAS, Wash., February 23, 2023 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the fourth quarter and full year 2022.
“Our performance in 2022 reflects the continuing evolution of our business. Strong execution of our strategic growth initiatives enabled us to achieve 21% growth in Industrial and Microfabrication outside of China this year, which grew to a record $133 million, more than double the revenues we generated in these markets in 2020,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We also achieved multiple milestones in Directed Energy – a key growth market for nLIGHT.”

Mr. Keeney continued, “In the fourth quarter, led by record quarterly sales to Industrial customers outside of China, we delivered revenue above the mid-point of our previously announced guidance range. Although moving certain elements of our manufacturing out of China has been challenging, we made significant progress during the quarter. We completed installation of key automation equipment in our Camas facility and implemented a new ERP system as of January 1, 2023. We also executed a targeted reduction-in-force, and focused our product portfolio to better align with our near- and long-term growth opportunities. As a result, we incurred approximately $6 million of non-routine inventory charges and approximately $4 million of restructuring expenses during the quarter. Looking forward, we believe the strategic decisions we made in the fourth quarter better position us for long-term profitable growth.”

Full Year 2022 Financial Highlights

	Year Ended December 31,
(In thousands, except percentages)	2022	2021	% Change
Revenues	$242,058	$270,146	(10.4)%
Gross margin	21.0%	28.6%
Loss from operations	$(55,102)	$(30,217)	(82.4)%
Operating margin	(22.8)%	(11.2)%
Net loss	$(54,579)	$(29,669)	(84.0)%
Adjusted EBITDA(1)	$(8,754)	$22,562	(138.8)%
Adjusted EBITDA, as a percentage of revenues	(3.6)%	8.4%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $242.1 million for the full year 2022 were down 10.4% compared to $270.1 million for the full year 2021. Gross margin was 21.0% for the full year 2022 compared to 28.6% for the full year 2021. GAAP net loss for the full year 2022 was $54.6 million, or $1.23 per diluted share, compared to net loss of $29.7 million, or $0.70 per diluted share, for the full year 2021. Non-GAAP net loss for the full year 2022 was $22.3 million, or $0.50 per diluted share, compared to non-GAAP net income of $10.7 million, or $0.23 per diluted share, for the full year 2021. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Fourth Quarter 2022 Financial Highlights

	Three Months Ended December 31,
(In thousands, except percentages)	2022	2021	% Change
Revenues	$56,679	$67,453	(16.0)%
Gross margin	10.2%	26.6%
Loss from operations	$(23,495)	$(8,665)	(171.1)%
Operating margin	(41.5)%	(12.8)%
Net loss	$(22,659)	$(8,750)	(159.0)%
Adjusted EBITDA(1)	$(9,502)	$3,071	(409.4)%
Adjusted EBITDA, as a percentage of revenues	(16.8)%	4.6%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $56.7 million for the fourth quarter of 2022 were down 16.0% compared to $67.5 million for the fourth quarter of 2021. Gross margin was 10.2% for the fourth quarter of 2022 compared to 26.6% for the fourth quarter of 2021. GAAP net loss for the fourth quarter of 2022 was $22.7 million, or $0.50 per diluted share, compared to net loss of $8.8 million, or $0.20 per diluted share, for the fourth quarter of 2021. Non-GAAP net loss for the fourth quarter of 2022 was $12.3 million, or $0.27 per diluted share, compared to non-GAAP net loss of $0.2 million, or $0.01 per diluted share, for the fourth quarter of 2021. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metrics have been provided in the tables included at the end of this release.

Outlook
For the first quarter of 2023, nLIGHT expects revenues to be in the range of $50 million to $56 million. The midpoint of $53 million includes Laser Products revenue of approximately $41 million and Advanced Development revenue of approximately $12 million. nLIGHT expects overall gross margin to be in the range of 17% to 20%, with Laser Products gross margin in the range of 20% to 24% and Advanced Development gross margin of approximately 7%. nLIGHT expects Adjusted EBITDA to be in the range of $(4) million to $(1) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, February 23, 2023

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-763-8274 (U.S., toll-free) or +1-412-717-9224 (international and toll), with the conference title: nLIGHT Fourth Quarter 2022 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; widespread health crises, such as the COVID-19 pandemic, and their effect on our business, financial condition, or results of operations; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,100 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Products	$45,375	$50,906	$192,658	$206,195
Development	11,304	16,547	49,400	63,951
Total revenue	56,679	67,453	242,058	270,146
Cost of revenue:
Products	40,471	34,039	145,272	132,867
Development	10,425	15,472	45,965	59,972
Total cost of revenue(1)	50,896	49,511	191,237	192,839
Gross profit	5,783	17,942	50,821	77,307
Operating expenses:
Research and development(1)	13,558	13,984	53,773	54,814
Sales, general, and administrative(1)	11,828	12,623	48,258	52,710
Restructuring	3,892	—	3,892	—
Total operating expenses	29,278	26,607	105,923	107,524
Loss from operations	(23,495)	(8,665)	(55,102)	(30,217)
Other income (expense):
Interest income (expense), net	291	(37)	529	(163)
Other income, net	446	90	338	336
Loss before income taxes	(22,758)	(8,612)	(54,235)	(30,044)
Income tax expense (benefit)	(99)	138	344	(375)
Net loss	$(22,659)	$(8,750)	$(54,579)	$(29,669)
Net loss per share, basic	$(0.50)	$(0.20)	$(1.23)	$(0.70)
Net loss per share, diluted	$(0.50)	$(0.20)	$(1.23)	$(0.70)
Shares used in per share calculations:
Basic	45,039	43,277	44,436	42,142
Diluted	45,039	43,277	44,436	42,142

(1)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenues	$572	$725	$2,677	$2,505
Research and development	2,267	3,025	11,675	13,433
Sales, general, and administrative	3,190	4,238	12,405	21,782
	$6,029	$7,988	$26,757	$37,720

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$57,826	$146,534
Marketable Securities	50,391	—
Accounts receivable, net	37,913	41,574
Inventory	67,600	73,746
Prepaid expenses and other current assets	17,026	15,350
Total current assets	230,756	277,204
Restricted cash	252	250
Lease right-of-use assets	13,893	17,048
Property, plant and equipment, net	60,693	56,101
Intangible assets, net	4,041	6,698
Goodwill	12,376	12,420
Other assets, net	7,222	3,897
Total assets	$329,233	$373,618

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,507	$26,347
Accrued liabilities	12,820	14,730
Deferred revenue	1,407	1,629
Current portion of lease liabilities	2,758	3,066
Total current liabilities	34,492	45,772
Non-current income taxes payable	6,699	7,149
Long-term lease liabilities	12,852	14,612
Other long-term liabilities	4,345	3,952
Total liabilities	58,388	71,485
Stockholders' equity:
Common stock - par value	16	15
Additional paid-in capital	496,211	470,760
Accumulated other comprehensive loss	(2,748)	(587)
Accumulated deficit	(222,634)	(168,055)
Total stockholders’ equity	270,845	302,133
Total liabilities and stockholders’ equity	$329,233	$373,618

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(54,579)	$(29,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,085	9,179
Amortization	4,614	5,880
Reduction in carrying amount of right-of-use assets	3,000	3,253
Provision for (recoveries of) losses on accounts receivable	4	(70)
Stock-based compensation	26,757	37,720
Deferred income taxes	4	37
Loss on disposal of assets	51	16
Non-cash restructuring charges	2,758	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,757	(9,509)
Inventory	4,623	(18,994)
Prepaid expenses and other current assets	(1,753)	(3,630)
Other assets, net	(5,219)	(570)
Accounts payable	(5,904)	3,463
Accrued and other long-term liabilities	(577)	(199)
Deferred revenues	(208)	(909)
Lease liabilities	(1,942)	(2,934)
Non-current income taxes payable	(13)	(507)
Net cash used in operating activities	(14,542)	(7,443)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(664)	(291)
Purchases of property, plant and equipment	(21,388)	(19,317)
Acquisition of intangible assets and capitalization of patents	(332)	(2,245)
Purchase of marketable securities	(99,985)	—
Proceeds from maturities and sales of marketable securities	49,988	—
Net cash used in investing activities	(72,381)	(21,853)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	—	82,354
Principal payments on term loan, debt and financing leases	—	(428)
Payment of contingent consideration related to acquisition	—	(326)
Proceeds from employee stock plan purchases	2,358	1,603
Proceeds from stock option exercises	1,197	1,145
Tax payments related to stock award issuances	(4,861)	(10,606)
Net cash provided by (used in) financing activities	(1,306)	73,742
Effect of exchange rate changes on cash	(477)	(235)
Net increase (decrease) in cash, cash equivalents and restricted cash	(88,706)	44,211
Cash, cash equivalents and restricted cash, beginning of period	146,784	102,573
Cash, cash equivalents and restricted cash, end of period	$58,078	$146,784
Supplemental disclosures:
Cash paid (received) for interest, net	$—	$117
Cash paid for income taxes	442	526
Operating cash outflows from operating leases	3,925	3,513
Right-of-use assets obtained in exchange for lease liabilities	1,349	8,012
Accrued purchases of property, equipment and patents	207	2,522

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(22,659)	$(8,750)	$(54,579)	$(29,669)
Income tax expense (benefit)	(99)	138	344	(375)
Other income, net	(446)	(90)	(338)	(336)
Interest (income) expense, net	(291)	37	(529)	163
Depreciation and amortization	4,072	3,748	15,699	15,059
Stock-based compensation	6,029	7,988	26,757	37,720
Restructuring charges	3,892	—	3,892	—
Adjusted EBITDA	$(9,502)	$3,071	$(8,754)	$22,562

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(22,659)	$(8,750)	$(54,579)	$(29,669)
Add back:
Stock-based compensation(1)	6,029	7,988	26,757	37,720
Amortization of purchased intangibles (1)	435	518	1,674	2,671
Restructuring charges	3,892	—	3,892	—
Non-GAAP net income (loss)	(12,303)	(244)	(22,256)	10,722

GAAP weighted-average shares outstanding	45,039	43,277	44,436	42,142
Participating securities	—	—	—	699
Non-GAAP weighted-average number of shares, basic	45,039	43,277	44,436	42,841
Dilutive effect of common stock equivalents	—	—	—	4,341
Non-GAAP weighted-average number of shares, diluted	45,039	43,277	44,436	47,182

Non-GAAP net income (loss) per share, basic	$(0.27)	$(0.01)	$(0.50)	$0.25
Non-GAAP net income (loss) per share, diluted	$(0.27)	$(0.01)	$(0.50)	$0.23
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.